SEGALL BRYANT & HAMILL TRUST

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carolyn B. Goldhaber and Jasper R. Frontz, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-14 relating to the reorganization of the Barrett Growth Fund, a series of Trust for Professional Managers, into the Segall Bryant & Hamill Barrett Growth Fund, a series of Segall Bryant & Hamill Trust; all Pre-Effective Amendments to said Registration Statement; all subsequent Post-Effective Amendments to said Registration Statement; any supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other supplements or other instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done; hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 25th day of August, 2023.

/s/ Thomas J. Abood
Thomas J. Abood
Trustee

/s/ Neal J. Andrews
Neal J. Andrews
Trustee

/s/ John A. DeTore
John A. DeTore
Trustee

/s/ Rick A. Pederson
Rick A. Pederson
Trustee

/s/ James A. Smith
James A. Smith
Trustee

/s/ Janice M. Teague
Janice M. Teague
Trustee

/s/ Lloyd Voneiff
Lloyd “Chip” Voneiff
Trustee

/s/ Carolyn B. Goldhaber
Carolyn B. Goldhaber
President

/s/ Jasper R. Frontz
Jasper R. Frontz
Treasurer and Chief Compliance Officer